SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

American Capital Mortgage Investment Corp.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 1, 2012

To the stockholders:

On behalf of the Board of Directors, it is my pleasure to invite you to our 2012 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, on Tuesday, May 1, 2012, at 9:00 a.m. Eastern Time, for the purposes set forth below.

1.	To elect the Board of Directors, with each director serving a one-year term and until his successor is elected and qualified;

2.	To ratify the selection of Ernst & Young LLP to serve as our independent public accountant for the year ending December 31, 2012; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on March 9, 2012, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement of the meeting. If you wish to vote shares held in your name or attend the Annual Meeting in person, please register in advance by emailing Investor Relations at IR@MTGE.com or by phone at (301) 968-9220. Attendance at the Annual Meeting will be limited to persons presenting proof of stock ownership on the record date and picture identification. If you hold shares directly in your name as the stockholder of record, proof of ownership could include a copy of your account statement or a copy of your stock certificate(s). If you hold shares through an intermediary, such as a broker, bank or other nominee, proof of stock ownership could include a proxy from your broker, bank or other nominee or a copy of your brokerage or bank account statement. Additionally, if you intend to vote your shares at the meeting, you must request a “legal proxy” from your broker, bank or other nominee and bring this legal proxy to the meeting.

You may vote by completing, signing and returning the enclosed proxy card promptly in the envelope provided, which requires no postage if mailed in the United States. Internet and telephone voting procedures are described in the General Information section beginning on page 1 of the proxy statement and on the proxy card. For shares held through a benefit or compensation plan or a bank, broker or other nominee, you may vote by submitting voting instructions to your plan trustee, bank, broker or nominee. If you attend the Annual Meeting, you may withdraw your proxy and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS,

Samuel A. Flax
Executive Vice President and Secretary

March 27, 2012

Enclosures

i

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors”) of American Capital Mortgage Investment Corp. (“MTGE,” “we” and “us”), for use at our 2012 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, May 1, 2012, at 9:00 a.m. Eastern Time at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any adjournments or postponements to the meeting. This proxy statement, the accompanying proxy card and our annual report to stockholders, which includes our annual report on Form 10-K with audited financial statements for the year ended December 31, 2011, are first being sent to our stockholders on or about March 27, 2012.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 1, 2012: This proxy statement and our annual report on Form 10-K are available on the internet at www.MTGE.com/2012proxymaterials. On this site, you will be able to access this proxy statement, our annual report on Form 10-K for the fiscal year ended December 31, 2011, and any amendments or supplements to the foregoing material that is required to be furnished to stockholders.

GENERAL INFORMATION

The enclosed proxy is solicited on behalf of the Board of Directors and is revocable at any time prior to the voting of the proxy by the filing of an instrument revoking it, or a duly executed proxy bearing a later date, with our Secretary. In the event that you attend the Annual Meeting, you may revoke your proxy and cast your vote personally. Shares represented by valid proxies will be voted in accordance with instructions contained therein. If no specification is made, such shares will be voted FOR the election of the seven director nominees and FOR the ratification of Ernst & Young LLP as our independent public accountant for the year ending December 31, 2012.

The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, it is the intention of the persons named in the proxies to vote in accordance with their discretion on such matters.

We will bear the cost of soliciting proxies on the accompanying form. In addition to the use of mail, our officers and American Capital MTGE Management, LLC (our “Manager”) may solicit proxies by telephone or facsimile. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding our proxy materials to beneficial owners of our common stock.

The Board of Directors has fixed the close of business on March 9, 2012, as the record date for determining the holders of our common stock entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. On the record date, there were 10,012,100 shares of our common stock outstanding. Only stockholders of record on the record date are entitled to vote at the Annual Meeting and such stockholders will be entitled to one vote for each share of our common stock held, which may be given in person or by proxy duly authorized in writing. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast will constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting. Shares held in a broker’s account that are voted by the broker or other nominee on some but not all matters will be treated as shares present for purposes of determining the presence of a quorum. However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under current rules, your broker will not have discretionary authority to vote your shares at the Annual Meeting on the proposal relating to the election of directors. We encourage you to provide instructions to your bank, broker or nominee by carefully following the instructions provided. This will ensure that your shares are voted at the Annual Meeting as you direct.

You may vote your shares of MTGE stock by any of the following methods:

By Telephone or the Internet—Stockholders can vote their shares via telephone or the internet as instructed in the Notice of Internet Availability of Proxy Materials, the proxy card or the voting instruction form. The telephone and internet procedures are designed to authenticate a stockholder’s identity, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

By Mail—Stockholders who elect to vote by mail should complete, sign and date the proxy card or voting instruction form and mail it in the pre-addressed envelope that accompanies the delivery of the proxy card or voting instruction form. For stockholders of record, proxy cards submitted by mail must be received by the date and time of the Annual Meeting. For stockholders that hold their shares through an intermediary, such as a broker, bank or other nominee, the voting instruction form submitted by mail must be mailed by the deadline imposed by your bank, broker or other agent for your shares to be voted.

In Person—Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a “legal” proxy from the broker or other agent that holds your shares giving you the right to vote the shares and bring that “legal” proxy to the meeting.

Our principal executive offices are located at 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814. Notices of revocation of proxies should be sent to that address, attention Secretary.

PROPOSAL 1: ELECTION OF DIRECTORS

Pursuant to our Amended and Restated Bylaws, as amended (our “Bylaws”), stockholders elect each of the members of the Board of Directors annually. The term of each director will expire at the Annual Meeting. Each director has been nominated by the Compensation and Corporate Governance Committee of the Board of Directors, in accordance with the committee’s charter, to stand for re-election at the Annual Meeting and to hold office until our annual meeting to be held in 2013 and until their successors are duly elected and qualified. It is expected that each of the nominees will be able to serve, but if any such nominee is unable to serve for any reason, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees. A stockholder using the enclosed form of proxy can vote for or withhold his or her vote from any or all of the nominees.

We believe that all of our directors, each of whom is up for re-election, possess the personal and professional qualifications necessary to serve as a member of our Board of Directors. Our directors have been evaluated by the Compensation and Corporate Governance Committee pursuant to the guidelines described below under “Compensation and Corporate Governance Committee” and the determination was made that each of them fulfills and exceeds the qualities that we look for in members of our Board of Directors. Messrs. Wilkus and Erickson and Dr. Puryear are affiliates of our Manager. Other than Messrs. Wilkus and Erickson and Dr. Puryear, each of the nominees is independent as defined in The NASDAQ Global Select Market’s marketplace rules (the “NASDAQ rules”).

The information set forth below is as of March 9, 2012, with respect to each of our directors, each a nominee for election at the Annual Meeting. The business address of each nominee is American Capital Mortgage Investment Corp., 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814. We have highlighted specific attributes for each Board member below.

NOMINEES FOR DIRECTOR

Name and Year First Elected as a Director	Age	Qualifications and Experience
Malon Wilkus (2011)	60	Mr. Wilkus is our Chair and Chief Executive Officer and the Chief Executive Officer of American Capital MTGE Management, LLC, our Manager. Mr. Wilkus founded American Capital, Ltd. (“American Capital”), the indirect majority owner of our Manager, in 1986 and has served as its Chief Executive Officer and Chairman of the Board of Directors since that time, except for the period from 1997 to 1998 during which he served as Chief Executive Officer and Vice Chairman of the Board of Directors. He also served as President of American Capital from 2001 to 2008 and from 1986 to 1999. Mr. Wilkus has also been the Chairman of European Capital Limited, a European private equity and mezzanine fund, since its formation in 2005. In addition, Mr. Wilkus is the Chief Executive Officer and President of American Capital, LLC, the asset fund management portfolio company of American Capital and the majority owner of the parent company of our Manager. Mr. Wilkus has also served as the Chair and Chief Executive Officer of American Capital Agency Corp. since January 2008 and as the Chief Executive Officer of its manager, American Capital AGNC Management, LLC, since April 2011. He previously served as President of American Capital Agency Corp. from January 2008 to April 2011. He has also served on the board of directors of over a dozen middle-market companies in various industries.

Name and Year First Elected as a Director	Age	Qualifications and Experience
		Mr. Wilkus’ extensive board and senior executive experience investing in and managing private and public investment vehicles, and his financial expertise and deep knowledge of our business as our Chief Executive Officer strengthen our Board’s collective qualifications, skills, experience and viewpoints.

John R. Erickson (2011)	52

Mr. Erickson is our Executive Vice President and Chief Financial Officer and Executive Vice President and Treasurer of our Manager. Mr. Erickson is also the Executive Vice President and Chief Financial Officer of American Capital Agency Corp. and the Executive Vice President and Treasurer of its manager, American Capital AGNC Management, LLC. In addition, he is Executive Vice President and Treasurer of American Capital, LLC, the asset fund management portfolio company of American Capital. Mr. Erickson has also served as President, Structured Finance of American Capital since 2008 and as its Chief Financial Officer since 1998. From 1991 to 1998, Mr. Erickson was the Chief Financial Officer of Storage USA, Inc., a REIT formerly traded on the New York Stock Exchange (NYSE: SUS).

Mr. Erickson’s extensive senior executive experience, his financial expertise and his deep knowledge of our business as our Executive Vice President and Chief Financial Officer strengthen our Board’s collective qualifications, skills, experience and viewpoints.

Alvin N. Puryear (2011)	74

Dr. Puryear is Professor Emeritus of Management and Entrepreneurship at Baruch College of the City University of New York where he was the initial recipient of the Lawrence N. Field Professorship in Entrepreneurship. Dr. Puryear is also a management consultant, who advises existing and new businesses with high-growth potential. Prior to his appointment at Baruch College, Dr. Puryear was on the faculty of the graduate school of business administration at Rutgers University. During leaves-of-absence from Baruch, he served as a Vice President at the Ford Foundation and First Deputy Comptroller for the City of New York. Before joining the academic community, he held executive positions in finance and information technology with the Mobil Corporation and Allied Chemical Corporation, respectively. He is also a member of the Boards of Directors of American Capital and American Capital Agency Corp. In the past five years, Dr. Puryear also served as a director of North Fork Bancorporation, North Fork Bank and the Bank of Tokyo-Mitsubishi UFG Trust Company.

Dr. Puryear’s extensive academic and board service and his experiences in finance, corporate governance and executive compensation matters strengthen our Board’s collective qualifications, skills, experience and viewpoints.

Name and Year First Elected as a Director	Age	Qualifications and Experience
Robert M. Couch* (2011)	54

Mr. Couch is Counsel to Bradley Arant Boult Cummings LLP, a law firm based in Birmingham, Alabama. Mr. Couch is also Chairman of ARK Real Estate Strategies, LLC. ARK helps banks and financial institutions evaluate, manage and market foreclosed residential real estate. ARK is also the manager of the ARK Real Estate Opportunity Fund I, LLC, an investment fund focused on distressed residential real estate. Mr. Couch is a member of the Board of Directors of Prospect Holding Company, LLC, the parent company of Prospect Mortgage of Sherman Oaks, California. In December 2011, Mr. Couch was also appointed to the Bipartisan Policy Center Housing Commission. From June 2007 to November 2008, Mr. Couch served as General Counsel of the United States Department of Housing and Urban Development, or HUD. From December 2006 until June 2007, Mr. Couch served as Acting General Counsel of HUD. Mr. Couch began his service at HUD as President of Ginnie Mae from June 2006 until June 2007. Prior to his government service, Mr. Couch served as President and Chief Executive Officer of New South Federal Savings Bank. He holds a Juris Doctor degree from Washington and Lee University. Mr. Couch also serves on the board of directors of American Capital Agency Corp.

Mr. Couch’s extensive senior executive and board experience, including in real estate and government, strengthen our Board’s collective qualifications, skills, experience and viewpoints.

Morris A. Davis* (2011)	40

Dr. Davis is an Associate Professor in the Department of Real Estate and Urban Land Economics at the University of Wisconsin-Madison, School of Business. He has worked in the department since September 2006. He is currently on the Academic Advisory Council of the Federal Reserve Bank of Chicago and served in 2007 as a Research Associate at the Federal Reserve Bank of Cleveland. From July 2002 to August 2006, Dr. Davis was an economist at the Federal Reserve Board working in the Flow of Funds Section. From October 2001 to July 2002, he was Director of Yield Optimization at Return Buy, Inc. and from August 1998 to October 2001, Dr. Davis was an economist at the Macroeconomics and Quantitative Studies Section of the Federal Reserve Board. Dr. Davis is widely published on issues related to the U.S. housing markets and a frequent lecturer. He holds a Ph.D. in Economics from the University of Pennsylvania. Dr. Davis also serves on the board of directors of American Capital Agency Corp.

Dr. Davis’s expertise in economics and finance matters strengthens our Board’s collective qualifications, skills, experience and viewpoints.

Name and Year First Elected as a Director	Age	Qualifications and Experience
Randy E. Dobbs* (2011)	61

Mr. Dobbs has been a self-employed business consultant and business speaker since the end of 2010. Prior to that, he was a Senior Operating Executive at Welsh, Carson, Anderson & Stowe (“Welsh Carson”), a private equity firm. At Welsh Carson, Mr. Dobbs was responsible for portfolio company operational oversight, business acquisitions and equity opportunity development. From February 2005 to October 2008, he was the Chief Executive Officer of US Investigations Services, Inc. and its subsidiaries (“USIS”). USIS provides business intelligence and risk management solutions, security and related services and expert staffing solutions for businesses and federal agencies. From April 2003 to February 2005, Mr. Dobbs was President and Chief Executive Officer of Philips Medical Systems, North America, a manufacturer of systems for imaging, radiation oncology and patient monitoring, as well as information management and resuscitation products. Prior to April 2003, Mr. Dobbs spent 27 years with General Electric Company where he held various senior level positions, including President and Chief Executive Officer of GE Capital, IT Solutions. Mr. Dobbs also serves on the board of directors of American Capital Agency Corp. and the board of directors of various private equity companies and previously served on the board of directors of Savvis, Inc. (NASDAQ: SVVS) from November 2010 to August 2011.

Mr. Dobbs’s extensive senior executive experience managing a wide variety of businesses strengthens our Board’s collective qualifications, skills, experience and viewpoints.

Larry K. Harvey* (2011)	47

Mr. Harvey has been Executive Vice President and Chief Financial Officer of Host Hotels & Resorts, Inc. (“Host”) since November 2007. He also served as Treasurer of Host from September 2007 to February 2010. Host is a lodging REIT (NYSE: HST). From February 2006 to November 2007, he served as Senior Vice President, Chief Accounting Officer of Host and from February 2003 to February 2006, he served as Host’s Senior Vice President and Corporate Controller. Prior to rejoining Host in February 2003, he served as Chief Financial Officer of Barceló Crestline Corporation, formerly Crestline Capital Corporation. Prior to that, Mr. Harvey was Host’s Vice President of Corporate Accounting, before the spin-off of Crestline in 1998. Mr. Harvey also serves on the board of directors of American Capital Agency Corp. Mr. Harvey is an “audit committee financial expert” (as defined in Item 407 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”)).

Mr. Harvey’s public company accounting, finance and risk management expertise, including his extensive experience as a senior executive of a REIT responsible for the preparation of financial statements, strengthens our Board’s collective qualifications, skills, experience and viewpoints.

*	Indicates that such director is considered an “independent director” under the NASDAQ rules, as determined by our Board of Directors.

Conclusion and Recommendation; Vote Required

The election of directors nominated in Proposal 1 requires the vote of a plurality of the votes cast at the Annual Meeting. A “plurality” of votes refers to the nominees receiving the most votes for election being elected. In the context of the election of seven directors at the Annual Meeting, it will mean that the seven candidates receiving the highest number of FOR votes cast will be elected. Withheld votes and broker non-votes will have no effect on the outcome of the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE

Our Board of Directors has developed corporate governance practices to help it fulfill its responsibility to stockholders to oversee the work of management in the conduct of our business. The governance practices are memorialized in corporate governance guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of management. These guidelines, in conjunction with our Amended and Restated Articles of Incorporation, Bylaws and committee charters, form the framework for our governance. All of these documents are available in the Investor Relations section of our web site at www.MTGE.com.

Board Leadership Structure

Our Board is currently comprised of four independent directors and three affiliated directors, Messrs. Wilkus and Erickson and Dr. Puryear. Mr. Wilkus has served as our Chair and Chief Executive Officer since our incorporation in March 2011. We believe that combining the positions of Chair and Chief Executive Officer is the best corporate governance leadership structure for us at this time because it permits clear accountability, effective decision-making and alignment on corporate strategy.

Although we believe that it is more effective for us to combine the positions of Chair and Chief Executive Officer, we recognize the importance of strong independent leadership on the Board. We believe that our Board’s independent oversight continues to be substantial. Our Board of Directors has determined that all of the current directors, except Messrs. Wilkus and Erickson and Dr. Puryear, are “independent” as defined in the NASDAQ rules. In addition, each of our Board’s Audit Committee and Compensation and Corporate Governance Committee is composed entirely of independent directors. These independent committees of our Board also have the authority under their respective charters to hire independent advisors and consultants, at our expense, to assist them in performing their duties. Further, it is our Board’s policy, as a matter of good corporate governance, to have a majority of our independent directors elect a “lead independent director” to preside over regular meetings of the independent directors, without management or employee directors present, to facilitate the Board’s effective independent oversight of management.

Meetings of Independent Directors. Members of the Board of Directors who are “independent” as defined in Rule 5605(a)(2) of the NASDAQ rules have decided to hold meetings periodically without persons who are members of management present. These directors periodically designate an independent director to serve as the “lead independent director” and preside at these meetings. Presently, our independent directors meet during our Board’s quarterly in-person meetings and may hold additional meetings at the request of the lead independent director or another independent director. The designation of a lead independent director is generally for a one-year term or until his successor is elected, and a lead independent director may not succeed himself in that position. If the lead independent director is unavailable for a meeting, his immediate predecessor will serve as lead independent director for such meeting. A lead independent director has not been designated yet for 2012.

The Board of Directors holds regular quarterly meetings and meets on other occasions as necessary. Certain directors also serve on the Board of Directors’ principal standing committees. Such committees, their primary functions and memberships are described below.

Audit Committee

This committee assists the Board of Directors in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm; and

•	the performance of our independent registered public accounting firm and any internal auditors.

The Audit Committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm and considering the range of audit and non-audit fees. The Audit Committee’s purpose and responsibilities are more fully set forth in the committee’s charter, which was adopted by the Board of Directors on July 26, 2011, and is available in the Investor Relations section of our web site at www.MTGE.com. The committee’s meetings include, whenever appropriate, executive sessions with our independent external auditors, without the presence of management. The Audit Committee is currently composed of Dr. Davis and Messrs. Couch, Dobbs and Harvey. Mr. Harvey serves as chair. Each member of this committee is independent, as defined in Rule 5605(a)(2) of the NASDAQ rules. The Board of Directors has determined that Mr. Harvey is an “audit committee financial expert” (as defined in Item 407 of Regulation S-K under the Securities Act).

Compensation and Corporate Governance Committee

The committee’s principal functions are to:

•	evaluate the performance of and compensation paid by us, if any, to our executive officers;

•	evaluate the performance of our Manager;

•	review the compensation and fees payable to our Manager under the management agreement with our Manager (which is described under “Certain Transactions with Related Persons”);

•	decide whether to renew or terminate the management agreement with our Manager;

•	administer our equity incentive plan; and

•	produce a report on executive compensation required to be included in our proxy statement for our annual meetings.

The committee also serves as the Board of Director’s standing nominating committee and as such performs the following functions:

•

identifying, recruiting and recommending to the Board of Directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting of stockholders;

•	developing and recommending to the Board of Directors corporate governance guidelines, including the committee’s selection criteria for director nominees;

•	reviewing and making recommendations on matters involving general operation of the Board of Directors and our corporate governance;

•	recommending to the Board of Directors nominees for each committee of the Board of Directors; and

•	annually facilitating the assessment of the Board of Directors’ performance as a whole and of the individual directors and reports thereon to the Board of Directors.

Nominations for election to the Board of Directors may be made by the Board of Directors, or by any stockholder entitled to vote for the election of directors. Candidates proposed by stockholders will be evaluated by the Compensation and Corporate Governance Committee under the same criteria that are applied to other candidates.

Although there is not a formal list of qualifications, in discharging its responsibilities to nominate candidates for election to the Board of Directors, the Compensation and Corporate Governance Committee endeavors to identify, recruit and nominate candidates based on the following eligibility and experience criteria: a candidate’s integrity and business ethics, strength of character, judgment, experience and independence, as well as factors relating to the composition of the Board of Directors, including its size and structure, the relative strengths and experience of current directors and principles of diversity, including diversity of experience, personal and professional backgrounds, race, gender and age. Although the committee does not have formal objective criteria for determining the amount of diversity needed on the Board of Directors, it is one of the factors the committee considers in its evaluation. In nominating candidates to fill vacancies created by the expiration of the term of a member of the Board of Directors, the committee determines whether the incumbent director is willing to stand for re-election. If so, the committee evaluates his or her performance in office to determine suitability for continued service, taking into consideration the value of continuity and familiarity with our business.

The committee’s purpose and responsibilities are more fully set forth in the committee’s charter, which was adopted by the Board of Directors on July 26, 2011, and is available in the Investor Relations section of our web site at www.MTGE.com. The members of this committee are Dr. Davis and Messrs. Couch, Dobbs and Harvey. Mr. Dobbs serves as chair. Each member of this committee is independent, as defined in Rule 5605(a)(2) of the NASDAQ rules.

Meetings

Under our Bylaws and Maryland law, the Board of Directors is permitted to take actions at regular or special meetings and by written consent. The Board of Directors held four meetings during 2011. As noted above, the independent directors also met separately in executive sessions to discuss various matters, including the performance of the company and our Manager. The Audit Committee generally meets every quarter to review our financial performance, in addition to its other responsibilities as set forth above. Following our initial public offering (our “IPO”) on August 9, 2011, the Audit Committee held one meeting in 2011. During such meeting, the committee members also met in executive session with our independent external auditors. All compensation matters for 2011 were determined by the full Board of Directors in connection with our IPO. As a result, our Compensation and Corporate Governance Committee did not hold any formal meetings during 2011. Each of our directors attended all of the meetings of the Board of Directors and the committees on which he served. Although we do not have a policy on director attendance at the Annual Meeting, directors are encouraged to attend the Annual Meeting.

Risk Oversight

One of the roles of our Board of Directors is being responsible for the general oversight of the company, including the performance of our officers, our Manager and the company’s risk management processes, to assure that the long-term interests of our stockholders are being served. In performing its risk oversight function, the Board and its standing committees regularly review material strategic, operational, financial, compensation and compliance risks with senior management. The Board has delegated certain risk management oversight responsibility to its Board committees. Our Audit Committee assists the Board in fulfilling its oversight responsibilities for our accounting and financial reporting processes and the audits of our financial statements, as detailed above.

The Audit Committee also is responsible for reviewing and discussing with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our policies and practices with respect to risk assessment and risk management. The Audit Committee receives regular reports from management on the status of our internal controls and ensures that appropriate steps are being taken to mitigate any risk.

The Compensation and Corporate Governance Committee of our Board also considers and addresses risk as it relates to compensation and benefit decisions, including through its review of our manger’s performance, compensation and the management agreement with our Manager, as well as corporate governance and litigation matters during the performance of its specific committee responsibilities. The Compensation and Corporate Governance Committee and the Audit Committee routinely report their findings to the full Board at the next regularly scheduled Board meeting following their committee meetings and when appropriate.

COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE

INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation and Corporate Governance Committee during fiscal year 2011 served as an officer, former officer or employee of ours or had a relationship disclosable under “Certain Transactions with Related Persons.” Further, during 2011, none of our executive officers served as:

•

a member of the compensation committee (or equivalent) of any other entity, one of whose executive officers served as one of our directors or was an immediate family member of a director, or served on our Compensation and Corporate Governance Committee; or

•	a director of any other entity, one of whose executive officers or their immediate family member served on our Compensation and Corporate Governance Committee.

DIRECTOR COMPENSATION

We were incorporated in Maryland on March 15, 2011 and commenced operations on August 9, 2011 following the completion of our IPO. Mr. Wilkus was appointed to the Board of Directors on March 25, 2011, and the remaining directors were appointed to the Board of Directors on July 26, 2011 in connection with our IPO. Each independent director was paid a retainer for service on the Board of Directors during 2011 at an annual rate of $40,000 payable quarterly in advance. In addition, the chair of our Audit Committee was paid a retainer at an annual rate of $15,000 and the chair of our Compensation and Corporate Governance Committee was paid a retainer at an annual rate of $5,000, each payable quarterly in advance. During 2011, the independent directors also received a fee of $1,500 per meeting for attending Board or committee meetings and certain other Board-related functions approved by the Chair of our Board of Directors. Independent directors are reimbursed for travel expenses incurred in connection with such Board and committee meetings and Board-related functions. Directors who are also employees or directors of American Capital or any of its affiliates, including our Manager, do not receive any compensation from us for service as a member of the Board of Directors. American Capital, however, does have a policy to pay its non-employee directors fees for serving on the board of directors of its portfolio companies or its funds under management (such as MTGE) and under this policy, Dr. Puryear received $26,000 plus expenses from American Capital for his service on our Board of Directors during 2011, in lieu of any payment by us.

On August 9, 2011, each of our independent directors received 1,500 shares of restricted common stock, which vest ratably over a three-year period, subject to their continued service on our Board of Directors, under the American Capital Mortgage Investment Corp. Equity Incentive Plan for Independent Directors described below.

The following table sets forth the compensation received by each independent director during 2011:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Robert M. Couch	27,500	29,100	—	—	—	—	56,600
Morris A. Davis	27,500	29,100	—	—	—	—	56,600
Randy E. Dobbs	30,000	29,100	—	—	—	—	59,100
Larry K. Harvey	35,000	29,100	—	—	—	—	64,100

(1)	For amounts under the column “Stock Awards,” we disclose the fair value associated with the restricted stock award granted to each director in 2011, measured in dollars and calculated in accordance with Financial Accounting Standards Board ASC Topic 718, Compensation-Stock Compensation (“ASC 718”), as required by SEC regulations. The ASC 718 fair value per share of such restricted stock is the closing price on the date of grant, which was $19.40 per share for those shares of restricted stock granted to Dr. Davis and Messrs. Couch, Dobbs and Harvey on August 9, 2011. On December 31, 2011, each of Dr. Davis and Messrs. Couch, Dobbs and Harvey had an aggregate 1,500 shares of unvested restricted stock outstanding.

Equity Incentive Plan

We have established the American Capital Mortgage Investment Corp. Equity Incentive Plan for Independent Directors (the “director equity incentive plan”). This plan provides for the issuance of equity-based awards, including stock options, restricted stock, restricted stock units, unrestricted stock awards and other awards based on our common stock that may be made by us to our independent directors.

Our director equity incentive plan is administered by our Board of Directors, which may delegate its authority to the Compensation and Corporate Governance Committee of our Board of Directors (the “plan administrator”). The plan administrator has the authority to make awards to eligible independent directors and to determine what form the awards will take and the terms and conditions of the awards. Except as provided below with respect to equitable adjustments, the plan administrator may not take any action that would have the effect of reducing the exercise or purchase price of any award granted under our equity incentive plan without first obtaining the consent of our stockholders.

An aggregate of 100,000 shares of our common stock has been reserved for issuance under the American Capital Mortgage Investment Corp. Equity Incentive Plan for Independent Directors, subject to adjustment as provided below. If any shares subject to an award granted under our director equity incentive plan are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to the participant, or if shares of our common stock are surrendered or withheld by us as payment of either the exercise price of an award and/or withholding taxes in respect of an award, the shares of common stock with respect to such award will again be available for awards under our director equity incentive plan. Upon the exercise of any award granted in tandem with any other award, the related award will be cancelled to the extent of the number of shares of common stock as to which the award is exercised and, notwithstanding the foregoing, that number of shares will no longer be available for awards under our director equity incentive plan.

In the event that the plan administrator determines that any dividend or other distribution (whether in the form of cash, common stock, or other property), recapitalization, stock split, reverse split, reorganization, merger or other similar corporate transaction or event, affects our common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under our director equity incentive plan, then the plan administrator will make equitable changes or adjustments to: (i) the number and kind of shares of common stock or other property (including cash) that may thereafter be issued in connection with awards; (ii) the number and kind of shares of common stock or other property (including cash) issued or issuable in respect of outstanding awards; (iii) the exercise price, grant price or purchase price relating to any award and (iv) the performance goals, if any, applicable to outstanding awards. In addition, the plan administrator may determine that any equitable adjustment may be accomplished by making a payment to the award holder, in the form of cash or other property (including but not limited to shares of our common stock).

Each stock option granted under our director equity incentive plan has a term of no longer than 10 years, and has an exercise price that is no less than 100% of the fair market value of our common stock on the date of grant of the award. The plan administrator determines the terms and conditions of each grant of restricted stock or restricted stock units under our director equity incentive plan. Restricted stock units confer on the participant the right to receive cash, common stock or other property, as determined by the plan administrator, having a value equal to the number of shares of our common stock that are subject to the award. The holders of awards of restricted stock or restricted stock units may be entitled to receive dividends or, in the case of restricted stock units, dividend equivalents, which in either case may be payable immediately or on a deferred basis at such time as is determined by the plan administrator.

The plan administrator may determine to make grants of our common stock that are not subject to any restrictions or a substantial risk of forfeiture or to grant other stock-based awards to eligible participants, the terms and conditions of which will be determined by the plan administrator at the time of grant.

Outstanding awards under the American Capital Mortgage Investment Corp. Equity Incentive Plan for Independent Directors will become fully vested, exercisable and/or payable if we undergo a change of control or upon termination of the independent director’s service as a director, including termination due to the independent director’s death or disability, but excluding termination of service pursuant to a removal for cause or a voluntary resignation.

The director equity incentive plan automatically expires on July 26, 2021, the tenth anniversary of the date on which it was adopted by our Board of Directors. Our Board of Directors may terminate, amend, modify or suspend our director equity incentive plan at any time, subject to stockholder approval as required by law or stock exchange rules. The plan administrator may amend the terms of any outstanding award under our director equity incentive plan at any time. No amendment or termination of our director equity incentive plan, or any outstanding award, may adversely affect any of the rights of an award holder without the holder’s consent.

PROPOSAL 2:

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANT

Ernst & Young LLP has served as our independent public accountant since our IPO and, at a meeting on February 6, 2012, the Audit Committee approved the appointment of Ernst & Young LLP to audit our financial statements for 2012. This selection is subject to ratification or rejection by the stockholders. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Fee Information

Ernst & Young LLP performed various audit and other services for us during 2011. Fees for professional services provided by Ernst & Young LLP in 2011 in each of the following categories are:

2011
Audit Fees	$319,000
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—

Total Fees	$319,000

Audit Fees

“Audit Fees” relate to fees and expenses billed by Ernst & Young LLP for the annual audit, including the audit of our financial statements, review of our quarterly financial statements and for comfort letters and consents related to our issuance of stock in the IPO and concurrent private placement.

Tax Fees

“Tax Fees” relate to fees billed for professional services for tax compliance.

All services rendered by Ernst & Young LLP were permissible under applicable laws and regulations, and were pre-approved by the Audit Committee for 2011 in accordance with its pre-approval policy. The Audit Committee has established a policy regarding the pre-approval of all audit and permissible non-audit services provided by our independent public accountant. The policy requires the Audit Committee to approve each audit or non-audit engagement or accounting project involving the independent public accountant, and the related fees, prior to commencement of the engagement or project to make certain that the provision of such services does not impair the firm’s independence. The committee may delegate its pre-approval authority to one or more of its members, and such member(s) are required to report any pre-approval decisions to the Audit Committee at its next meeting. The Audit Committee has delegated authority to its chair to pre-approve the engagement and related fees of the independent public accountant for any additional audit or permissible non-audit services. In addition, pursuant to the policy, pre-approval is not required for additional non-audit services if such services result in a de minimus amount of less than 5% of the total annual fees paid by us to the independent public accountant during the fiscal year in which the non-audit services are provided, were not recognized by us at the time of engagement to be non-audit services and are reported to the Audit Committee promptly thereafter and approved prior to the completion of the annual audit.

Conclusion and Recommendation; Vote Required

The affirmative vote of the holders of a majority of all shares of our common stock cast at the Annual Meeting is required to ratify the appointment of our independent public accountant. Abstentions will have no effect on the outcome of the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANT FOR 2012.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has appointed an Audit Committee presently composed of the four independent directors, Dr. Davis and Messrs. Couch, Dobbs and Harvey, who each served on the Audit Committee during 2011. Each of the directors is independent as defined in the NASDAQ rules. The Board of Directors has determined that Mr. Harvey is an “audit committee financial expert” (as defined in Item 407 of Regulation S-K under the Securities Act).

The Audit Committee’s responsibility is one of oversight as set forth in its charter, which is available in the Investor Relations section of our web site at www.MTGE.com. It is not the duty of the Audit Committee to prepare our financial statements, to plan or conduct audits or to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Our management is responsible for preparing our financial statements and for maintaining internal controls. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present our financial position, results of operations and cash flows in conformity with generally accepted accounting principles.

The Audit Committee has reviewed and discussed our audited financial statements with management and with Ernst & Young LLP, our independent auditors for 2011.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61.

The Audit Committee has received from Ernst & Young LLP the written statements required by PCAOB Rule No. 3526, “Communications with Audit Committees Concerning Independence,” and has discussed Ernst & Young LLP’s independence with Ernst & Young LLP, and has considered the compatibility of non-audit services with the auditor’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2011, be included in our Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission. The Audit Committee also recommends the selection of Ernst & Young LLP to serve as independent public accountants for the year ending December 31, 2012.

By the Audit Committee:
Larry K. Harvey, Chair
Robert M. Couch
Morris A. Davis
Randy E. Dobbs

Use of Report of the Audit Committee

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the foregoing Report of the Audit Committee is not “soliciting material” and is not to be incorporated by reference into any future filing under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

EXECUTIVE OFFICERS

The Board of Directors generally elects officers annually following our annual meeting of stockholders to serve until the meeting of the Board following the next annual meeting. Set forth below is certain information about each executive officer as of March 9, 2012. The business address of each executive officer is American Capital Mortgage Investment Corp., 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814.

Name	Age	Information about Executive Officers
Malon Wilkus	60	Mr. Wilkus has served as our Chair and Chief Executive Officer since March 2011 and as Chief Executive Officer of our Manager since April 2011. Further information about Mr. Wilkus may be found under “Nominees for Director” in this proxy statement.

John R. Erickson	52	Mr. Erickson has served as our Executive Vice President and Chief Financial Officer since March 2011 and as a member of our Board of Directors since July 2011. He has also served as Executive Vice President and Treasurer of our Manager since July 2011 and April 2011, respectively. Further information about Mr. Erickson may be found under “Nominees for Director” in this proxy statement.

Samuel A. Flax	55	Mr. Flax has served as our Executive Vice President and Secretary since March 2011 and as Executive Vice President, Chief Compliance Officer and Secretary of our Manager since July 2011, February 2012 and April 2011, respectively. Mr. Flax is also a member of the board of directors and Executive Vice President and Secretary of American Capital Agency Corp. and Executive Vice President, Chief Compliance Officer and Secretary of its manager, American Capital AGNC Management, LLC. In addition, he is Executive Vice President, Chief Compliance Officer and Secretary of American Capital, LLC, the asset fund management portfolio company of American Capital. Mr. Flax has also served as the Executive Vice President, General Counsel, Chief Compliance Officer and Secretary of American Capital since January 2005. Mr. Flax was a partner in the corporate and securities practice group of the Washington, D.C. law firm of Arnold & Porter LLP from 1990 to January 2005. At Arnold & Porter LLP, he represented American Capital in raising debt and equity capital, advised the company on corporate, securities and other legal matters and represented the company in many of its investment transactions.

Gary Kain	47	Mr. Kain has served as our President and Chief Investment Officer since March 2011 and as the President of our Manager since April 2011. Mr. Kain has also served as the President and Chief Investment Officer of American Capital Agency Corp. since April 2011 and January 2009, respectively, and as the President of its manager, American Capital AGNC Management, LLC, since April 2011. Mr. Kain served as a Senior Vice President and Managing Director of American Capital from January 2009 to July 2009, after which time he became an employee of the parent company of our Manager. While at American Capital, Mr. Kain headed American Capital’s RMBS investment team. Prior to joining American Capital, Mr. Kain served as Senior Vice President of Investments and Capital Markets of Federal Home Loan Mortgage Corporation (“Freddie Mac”) from May 2008 to January 2009. He also served as Senior Vice President of Mortgage Investments & Structuring of Freddie Mac from February 2005 to April 2008, during which time he was responsible for managing all of Freddie Mac’s mortgage investment activities for the company’s $700 billion retained portfolio. From 2001 to 2005, Mr. Kain served

Name	Age	Information about Executive Officers
		as Vice President of Mortgage Portfolio Strategy at Freddie Mac. From 1995 to 2001, he served as head trader in Freddie Mac’s Securities Sales & Trading Group, where he was responsible for managing all trading decisions including REMIC structuring and underwriting, hedging all mortgage positions, income generation, and risk management. Prior to that, he served as a senior trader, responsible for managing the adjustable-rate mortgage and REMIC sectors.

Jeff Winkler	38	Mr. Winkler has served as our Senior Vice President and Co-Chief Investment Officer and as a Senior Vice President of our Manager since May 2011. He is primarily responsible for managing our non-agency mortgage investment portfolio. Mr. Winkler joined the parent company of our Manager in May 2011. Prior to that, Mr. Winkler served as a Managing Director and Portfolio Manager with the Securitized Products Fund at both PointState Capital and Duquesne Capital Management from February 2009 to May 2011. The fund principally invested in non-agency RMBS and agency derivatives. Prior to joining Duquesne, Mr. Winkler was a senior trader in the non-agency business at Deutsche Bank from November 2008 to February 2009. He also worked at Lehman Brothers for six years prior to that in securitized products trading, where he held roles in their agency, non-agency, and mortgage origination business.

Peter J. Federico	45	Mr. Federico has served as our Senior Vice President and Chief Risk Officer and as Senior Vice President and Chief Risk Officer of our Manager since May 2011. Mr. Federico has also served as Senior Vice President and Chief Risk Officer of American Capital Agency Corp. and of its manager, American Capital AGNC Management, LLC, since July 2011. Mr. Federico joined the parent company of our Manager in May 2011. Prior to that, Mr. Federico served as Executive Vice President and Treasurer of Freddie Mac from October 2010 through May 2011, where he was primarily responsible for managing the company’s investment activities for its retained portfolio and developing, implementing and managing risk mitigation strategies. He was also responsible for managing Freddie Mac’s $1.2 trillion interest rate derivative portfolio and short and long-term debt issuance programs. Mr. Federico also served in a number of other capacities at Freddie Mac, including as Senior Vice President, Asset & Liability Management, since joining the company in 1988.

Christopher J. Kuehl	38	Mr. Kuehl has served as our Senior Vice President, Agency Portfolio Investments since March 2012 and as Senior Vice President of our Manager since April 2011. He has also served as Senior Vice President of American Capital Mortgage Management, LLC, the parent company of our Manager, since August 2010. Mr. Kuehl is also Senior Vice President, Agency Portfolio Investments of American Capital Agency Corp. and Senior Vice President of its manager, American Capital AGNC Management, LLC. Prior to joining American Capital Mortgage Management, LLC, Mr. Kuehl served as Vice President of Mortgage Investments & Structuring of Freddie Mac. In this capacity, Mr. Kuehl was responsible for directing Freddie Mac’s purchases, sales and structuring activities for all MBS products, including fixed-rate mortgages, ARMs and CMOs. Prior to joining Freddie Mac in 2000, Mr. Kuehl was a Portfolio Manager with TeleBanc/Etrade Bank.

Executive Compensation

We did not pay any compensation to our executive officers, nor did we make any grants of plan-based awards of any kind to them, during 2011, and we have no plans to do so for 2012. None of our executive officers received any options or stock directly from us prior to December 31, 2011, and we have no plans to do so for 2012. We do not provide any of our executive officers with pension benefits or nonqualified deferred compensation plans. We do not have any employment agreements with any persons and are not obligated to make any payments to any of our executive officers upon termination of employment or a change in control of us.

Compensation Discussion and Analysis

We have not paid, and we do not intend to pay, any cash or equity compensation to any of our officers and we do not currently intend to adopt any policies with respect thereto. We have engaged American Capital MTGE Management, LLC as our Manager pursuant to the terms of a management agreement, dated August 9, 2011, as amended. See “Certain Transactions with Related Persons” for a description of the terms of the management agreement, including the management fees payable to our Manager thereunder and our reimbursement obligations to our Manager. Under our management agreement, our Manager has agreed to provide us with a management team, including a chief executive officer, chief financial officer and one or more chief investment officers or similar positions.

REPORT OF THE COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE

Our Compensation and Corporate Governance Committee reviewed and discussed with our management the “Compensation Discussion and Analysis” contained in this proxy statement. Based on that review and discussions, our Compensation and Corporate Governance Committee recommends to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement.

By the Compensation and Corporate Governance Committee:
Randy E. Dobbs, Chair
Robert M. Couch
Morris A. Davis
Larry K. Harvey

SECURITY OWNERSHIP OF MANAGEMENT

AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of March 9, 2012 (unless otherwise indicated), the beneficial ownership of each current director, each nominee for director, each of our executive officers, our executive officers and directors as a group and each stockholder known to management to own beneficially more than 5% of the outstanding shares of our common stock. Unless otherwise indicated, we believe that the beneficial owner set forth in the table has sole voting and investment power.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned		Percentage of Common Stock Beneficially Owned
Beneficial owners of more than 5%:
American Capital, Ltd.	2,000,100	(2)	20%
Pine River Capital Management L.P.(3) Pine River Fixed Income Master Fund Ltd. Brian Taylor 601 Carlson Parkway, Suite 330 Minnetonka, MN 55305	1,134,886		11%
Sentry Investments Inc.(4) Sentry Select Capital Corp. The Exchange Tower 130 King St W, Suite 2850 Toronto, Ontario M5X 1A4 Canada	1,015,000		10%
Executive officers and directors:
Malon Wilkus(5)	—		—
Gary Kain	114,200		1%
John R. Erickson(5)	—		—
Samuel A. Flax(5)	—		—
Jeff Winkler	50,287		*
Peter J. Federico	20,000		*
Christopher J. Kuehl	17,500		*
Robert M. Couch	5,800	(6)	*
Morris A. Davis	3,000	(6)	*
Randy E. Dobbs	3,000	(6)	*
Larry K. Harvey	3,000	(6)	*
Alvin N. Puryear(5)	—		—
All executive officers and directors as a group (12 persons)	216,787		1%

*	Less than one percent.
(1)	The address of American Capital, Ltd. is 2 Bethesda Metro Center, 14th Floor, Bethesda, MD 20814. The address of each of the executive officers and directors listed above is c/o American Capital Mortgage Investment Corp., 2 Bethesda Metro Center, 14th Floor, Bethesda, MD 20814.
(2)	Consists of 100 shares purchased in connection with our initial capitalization and 2,000,000 shares purchased in a private placement concurrent with our IPO.
(3)

This information is based on a Schedule 13G filed with the SEC on August 12, 2011, as amended and supplemented by Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto, filed with the SEC on August 15, 2011, September 12, 2011 and February 14, 2012, respectively, by (i) Brian Taylor (“Taylor”), (ii) Pine River Capital Management L.P., a Delaware limited partnership (“PRCM”), and (iii) Pine River Fixed Income Master Fund Ltd., a company organized in the Cayman Islands (the “Fund”). Taylor and PRCM are the beneficial owners of 1,134,886 shares, and the Fund is the beneficial owner of

876,960 shares. Taylor and PRCM have the shared power to dispose of or direct the disposition of and to vote or direct the vote of 1,134,886 shares. The Fund has the shared power to dispose of or direct the disposition of and to vote or direct the vote of 876,960 shares.
(4)	This information is based on a Schedule 13G/A filed with the SEC on September 8, 2011, as amended and supplemented by Amendment No. 2 thereto, filed with the SEC on February 13, 2012 by (i) Sentry Select Capital Corp., an Ontario corporation (“SSCC”), and (ii) Sentry Investments Inc., an Ontario corporation and a wholly-owned subsidiary of SSCC (“SII”). SII and SSCC are the beneficial owners of 1,015,000 shares, and have the sole power to dispose of or direct the disposition of and to vote or direct the vote of 1,015,000 shares.
(5)	Messrs. Wilkus, Erickson and Flax and Dr. Puryear are affiliated persons of American Capital, a business development company regulated under the Investment Company Act of 1940, as amended (the “1940 Act”), and are generally prohibited by the 1940 Act from investing in securities owned or being considered for purchase or sale by American Capital.
(6)	Includes 3,000 shares of unvested restricted common stock granted to this independent director as of March 9, 2012, pursuant to the American Capital Mortgage Investment Corp. Equity Incentive Plan for Independent Directors.

COMPANY AND STOCKHOLDER COMMUNICATIONS

Stockholders and other interested parties with questions about MTGE are encouraged to contact the Investor Relations department at (301) 968-9220. Stockholders who wish to communicate with our Board of Directors or with a particular director may send a letter to our Secretary at American Capital Mortgage Investment Corp., 2 Bethesda Metro Center, 14th Floor, Bethesda, MD 20814. Any communication should clearly specify that it is intended to be made to the entire Board of Directors or to one or more particular director(s). Under this process, our Secretary reviews all such correspondence and will forward to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by MTGE that is addressed to members of the Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the chair of the Audit Committee and handled in accordance with procedures approved by the Board of Directors with respect to such matters. A copy of such procedures for the submission and handling of complaints or concerns regarding accounting, internal accounting controls or auditing matters is included in our Code of Ethics and Conduct (the “Code of Ethics”), which is published in the Investor Relations section of our web site at www.MTGE.com.

Stockholder proposals must be made in accordance with the procedures set forth in our Bylaws or the procedures set forth in Rule 14a-8 of the Exchange Act and not the procedures set forth in the preceding paragraph. Nominations for the Board of Directors proposed may only be made in accordance with the procedures set forth in our Bylaws. The procedures set forth in our Bylaws for stockholder proposals, including nominations for our Board of Directors, as well as the procedures set forth Rule 14a-8 for stockholders proposals are described in “Proposals of Stockholders” in this proxy statement.

CODE OF ETHICS AND CONDUCT

We have adopted the Code of Ethics, which requires our directors, employees (if any), executive officers (including our Chief Executive Officer and Chief Financial Officer), our Manager and its officers, the officers and employees of the parent company of our Manager and the employees of American Capital who provide services to our Manager or to us, to abide by high standards of business conduct and ethics. The Code of Ethics is available in the Investor Relations section of our web site at www.MTGE.com. We intend to post amendments to or waivers from the Code of Ethics (to the extent applicable to our Chief Executive Officer and Chief Financial Officer) on our web site. The Code of Ethics was adopted by the Board of Directors on July 26, 2011.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

Related Party Transactions

Concurrent with our IPO, we entered into a stock purchase agreement with American Capital pursuant to which it purchased an aggregate of $40.0 million of our common stock at $20.00 per share (or 2,000,000 shares) in a private placement. As of March 9, 2012, American Capital beneficially owned approximately 20% of our outstanding common stock. The stock purchase agreement contains customary representations, covenants and conditions.

We have entered into a management agreement with our Manager with an initial term through August 9, 2014 and automatic one-year extension options thereafter. The management agreement may only be terminated by either us or our Manager without cause, as defined in the management agreement, after the completion of the current renewal term, or the expiration of any automatic subsequent renewal term, provided that either party provide 180-days prior written notice of non-renewal of the management agreement. If we were not to renew the management agreement without cause, we must pay a termination fee on the last day of the applicable term, equal to three times the average annual management fee earned by our Manager during the prior 24-month period immediately preceding the most recently completed month prior to the effective date of termination. We may only not renew the management agreement with or without cause with the consent of a majority of our independent directors. Our Manager is responsible for, among other things, performing all of our day-to-day functions, determining investment criteria in conjunction with our Board of Directors, sourcing, analyzing and executing investments, asset sales and financings and performing asset management duties.

We pay our Manager a base management fee payable monthly in arrears in an amount equal to one twelfth of 1.50% of our Equity. Our Equity is defined as our month-end stockholders’ equity, adjusted to exclude the effect of any unrealized gains or losses included in either retained earnings or other comprehensive income (loss), each as computed in accordance with GAAP. There is no incentive compensation payable to our Manager pursuant to the management agreement. For the period from August 9 through December 31, 2011, we recorded an expense for management fees of $1.2 million, of which $0.3 million is included in accounts payable and other accrued liabilities on the consolidated balance sheet.

In addition, we reimburse our Manager for expenses directly related to our operations incurred by our Manager, but excluding employment-related expenses of our Manager’s officers and employees and any American Capital employees who provide services to us pursuant to the management agreement. For the period from August 9, 2011 through December 31, 2011, we recorded expense reimbursements to our Manager of $0.4 million, of which $0.1 million is included in accounts payable and other accrued liabilities on the consolidated balance sheet.

In connection with our IPO, we and American Capital entered into a registration rights agreement with regard to the common stock purchased by American Capital. Pursuant to the registration rights agreement, we granted American Capital (i) unlimited demand registration rights to have these shares registered for resale and (ii) the right to “piggy-back” these shares in registration statements we might file in connection with any future public offering so long as we retain American Capital MTGE Management, LLC as our manager. These registration rights will only begin to apply 365 days and 180 days, respectively, after August 3, 2011. Notwithstanding the foregoing, any registration will be subject to cutback provisions, and we will be permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) for certain periods, referred to as “blackout periods.”

American Capital License Agreement

We have entered into a license agreement with American Capital, pursuant to which American Capital has granted us a non-exclusive, royalty free license to use the name “American Capital” and the Internet address, www.MTGE.com.

We have not entered into any other transactions in which any other director or officer or stockholder of ours or our Manager has any material interest.

Related Person Transaction Policies

Our Board of Directors has adopted a policy providing that any investment transaction between American Capital or any of its affiliates and us or any of our subsidiaries requires the prior approval of a majority of our independent directors.

Our Board of Directors has also adopted a policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to our Secretary any related person transaction and all material facts about the transaction. Our Secretary would then assess and promptly communicate that information to the Compensation and Corporate Governance Committee

of our Board of Directors. Based on its consideration of all of the relevant facts and circumstances, this committee will decide whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to this committee, which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself from any consideration of such related person transaction.

In addition, our Code of Ethics, which was reviewed and approved by our Board of Directors and provided to all our directors, officers, our Manager and the persons who provide services to us pursuant to the administrative services agreement, requires that all such persons avoid any situations or relationships that involve actual or potential conflicts of interest, or perceived conflicts of interest, between an individual’s personal interests and the interests of the company. Pursuant to our Code of Ethics, each of these persons must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to their supervisor or our Secretary. If a conflict is determined to exist, the person must disengage from the conflict situation or terminate his provision of services to us. Our chief executive officer, chief financial officer, principal accounting officer, chief investment officers and certain other persons who may be designated by our Board of Directors or its Audit Committee, whom we collectively refer to as our financial executives, must consult with our Secretary with respect to any proposed actions or arrangements that are not clearly consistent with our Code of Ethics. In the event that a financial executive wishes to engage in a proposed action or arrangement that is not consistent with our Code of Ethics, the executive must obtain a waiver of the relevant provisions of our Code of Ethics in advance from our Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and the disclosure requirements of Item 405 of SEC Regulation S-K require that our directors and executive officers, and any persons holding more than 10% of our common stock report their ownership of such equity securities and any subsequent changes in that ownership to the SEC, The NASDAQ Global Select Market and to us. Based on a review of the written statements and copies of such reports furnished to us by our executive officers, directors and greater than 10% beneficial owners, we believe that during fiscal year 2011 all Section 16(a) filing requirements applicable to our executive officers, directors and beneficial owners of 10% or more of our common stock were timely satisfied, except for three Form 4s filed late on August 22, 2011 by Mr. Kain, Mr. Winkler and Mr. Federico, respectively, each reflecting a purchase of our common stock on August 9, 2011.

PROPOSALS OF STOCKHOLDERS

Proposals received from stockholders in accordance with Rule 14a-8 under the Exchange Act are given careful consideration by our Compensation and Corporate Governance Committee and our Board of Directors. If a stockholder intends to present a proposal at the 2013 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, in order for such stockholder proposal to be included in our proxy statement for that meeting, the stockholder proposal must be received by our Secretary at American Capital Mortgage Investment Corp., 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814, on or before November 27, 2012. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, the proposal will be included in our proxy statement and proxy card relating to such meeting. Such proposals should be submitted by certified mail, return receipt requested. Nothing in this paragraph shall be deemed to require us to include any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC in effect at that time.

In order for a stockholder proposal submitted outside of Rule 14a-8, including any nominations for the Board of Directors made by stockholders, to be considered at the 2013 annual meeting of stockholders, such proposal must be made by written notice (setting forth the information required by our Bylaws) and received by our Secretary not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to March 27, 2013.

METHOD OF COUNTING VOTES

All duly executed proxies will be voted in accordance with the instructions set forth on the back side of the proxy card except that if no choice is specified, shares will be voted FOR the election of the seven director nominees and FOR the ratification of Ernst & Young LLP as our independent public accountant for the year ending December 31, 2012. Abstentions, withheld votes and “broker non-votes” will be counted as present for purposes of determining a quorum. Abstentions are not counted either “for” or “against” the proposals presented to the stockholders and withheld votes do not count against the election of directors. A “broker non-vote” occurs when a nominee holding shares on behalf of a beneficial owner has not received voting instructions from the record holder and does not have discretionary authority to vote the shares on certain proposals. As previously noted, brokers do not have discretionary authority to vote on Proposal 1. In tabulating the voting results on Proposal 1, broker non-votes will not have an effect on the outcome of Proposal 1.

FINANCIAL STATEMENTS AVAILABLE

A copy of our 2011 Annual Report on Form 10-K containing audited financial statements accompanies this proxy statement. Such financial statements are hereby incorporated herein by reference.

ALONG WITH THIS PROXY STATEMENT, WE WILL PROVIDE TO EACH STOCKHOLDER A COPY (WITHOUT EXHIBITS, UNLESS OTHERWISE REQUESTED) OF OUR ANNUAL REPORT ON FORM 10-K FILED WITH THE SEC FOR THE YEAR ENDED DECEMBER 31, 2011. COPIES OF THIS DOCUMENT MAY ALSO BE ACCESSED ELECTRONICALLY BY MEANS OF THE SEC’S HOME PAGE ON THE INTERNET AT HTTP://WWW.SEC.GOV. THE ANNUAL REPORT ON FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

OTHER MATTERS

The Board of Directors does not intend to bring other matters before the Annual Meeting except items incident to the conduct of the meeting. However, on all matters properly brought before the meeting by the Board of Directors or others, it is the intention of the persons named as proxies in the accompanying proxy card, or their substitutes, to vote in accordance with their discretion on such matters.

American Capital Mortgage

IMPORTANT ANNUAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote by Internet

Vote by telephone

Annual Meeting Proxy Card

1234 5678 9012 345

1. Election of Directors:

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Please sign exactly as your name appears on your stock certificate. If registered in the names of two or more persons, each person should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their full titles.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 JNT

7 1 B V 1 3 4 6 0 4 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

01FO4B

IMPORTANT ANNUAL MEETING INFORMATION Electronic Voting Instructions You can vote by Internet or telephone Available 24 hours a day, 7 days a week Instead methods of outlined mailing below your proxy, to vote you your may proxy. choose one of the two voting VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 1, 2012. Vote by Internet • Log on to the Internet and go to www.investorvote.com/mtge • Follow the steps outlined on the secure website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown in X • Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. 1. Election of Directors: For Withhold For Withhold For Withhold 01—Robert M. Couch 02—Morris A. Davis 03—Randy E. Dobbs 04—Larry K. Harvey 05—Alvin N. Puryear 06—Malon Wilkus 07—John R. Erickson For Against Abstain 2. Ratification independent of public appointment accountant of Ernst for the & Young year ending LLP as our December 31, 2012. The proxies are authorized to vote in their discretion on any matter that may properly come before said meeting or any adjournment thereof. B Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. C Authorized Signatures — This section must be completed for your vote to be counted — PLEASE SIGN HERE AND RETURN PROMPTLY. attorneys, Please sign and exactly corporate as your officers name should appears show on their your full stock titles. certificate. If registered in the names of two or more persons, each person should sign. Executors, administrators, trustees, guardians, Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature 7 1 B V + 01FO4B

3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — American Capital Mortgage Investment Corp. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS OF AMERICAN CAPITAL MORTGAGE INVESTMENT CORP. TO BE HELD ON MAY 1, 2012. The undersigned hereby appoints Samuel A. Flax and Richard Konzmann and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown below on this proxy at the Annual Meeting of Stockholders to be held at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, on Tuesday, May 1, 2012, at 9:00 a.m. Eastern Time, and any adjournments thereof. This proxy is revocable and your shares will be voted in accordance with your instructions. If no choice is specified, this proxy will be voted FOR the election of all nominees for Director and FOR the other proposal listed on the reverse side. CONTINUED AND TO BE SIGNED ON REVERSE SIDE